                                                                      Exhibit 11
                       ALLIED Group, Inc. and Subsidiaries
                        Computation of Per Share Earnings
               For the Three Months Ended March 31, 1997 and 1996



                                                                                    Three Months Ended
                                                                                         March 31,
                                                                                --------------------------
                                                                                   1997           1996
                                                                                ----------     -----------
                                                                          (in thousands, except per share data)
Primary

   Net income                                                                   $   15,942     $    13,948

   Preferred stock dividends                                                          (879)         (1,474)
                                                                                ----------     -----------


   Adjusted net income                                                          $   15,063     $    12,474
                                                                                ==========     ===========

   Earnings per share                                                           $     0.74     $      0.78
                                                                                ==========     ===========

   Weighted average shares outstanding                                              20,360          15,984
                                                                                ==========     ===========


Fully Diluted

   Net income                                                                   $   15,942     $    13,948

   Preferred stock dividends                                                          (879)           (879)
                                                                                ----------     -----------


   Adjusted net income                                                          $   15,063     $    13,069
                                                                                ==========     ===========

   Earnings per share                                                           $     0.74     $      0.63
                                                                                ==========     ===========

   Weighted average shares outstanding                                              20,360          20,911
                                                                                ==========     ===========
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